     As filed with the Securities and Exchange Commission on June 5, 1996
                                                  Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM S-8
                             Registration Statement
                                     under
                           The Securities Act of 1933

                         ARTESIAN RESOURCES CORPORATION
      ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                         51-0002090
- -------------------------------              --------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

    664 Churchmans Road
     Newark, Delaware                                       19702
- ----------------------------------------                   --------
(Address of Principal Executive Offices)                   Zip Code

  Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock
                                  Option Plan
           Artesian Resources Corporation Incentive Stock Option Plan
           ----------------------------------------------------------
                           (Full title of the plans)

                                 Dian C. Taylor
                     Chief Executive Officer and President
                         Artesian Resources Corporation
                              664 Churchmans Road
                          Newark, Delaware  19702
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (302) 453-6900
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                          John F. Bales, III, Esquire
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                     Philadelphia, Pennsylvania  19103-6993
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                            Proposed maximum     Proposed maximum
 Title of Securities      Amount to be     offering price per   aggregate offering     Amount of
 to be registered (1)      registered           share (2)             price         registration fee
- ------------------------------------------------------------------------------------------------------
Class A Non-Voting
Common Stock, $1.00       200,000 shares(3)       $15.00         $3,000,000.00         $1,035.00
par value
======================================================================================================

(1) This registration statement covers shares of common stock of Artesian Resources Corporation that may be offered or sold pursuant to the Amended and Restated 1992 Non-Qualified Stock Option Plan or the Incentive Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the bid and asked prices of the Company's Common Stock, as reported on the Nasdaq National Market, of $15.00 per share on May 30, 1996.

(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

              The following documents filed by Artesian Resources Corporation ("Artesian Resources" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this registration statement by reference:

              1. The Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1995.

              2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

              3. The description of the Registrant's shares of Class A Non-Voting Common Stock, $1.00 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10, filed by the Company with the Commission on April 30, 1990 to register such securities under the Exchange Act and in Amendment No. 1 to the Registrant's Registration Statement on Form 10, filed by the Company on Form 8 with the Commission on June 14, 1990.

               All documents filed by the Registrant or the Plans pursuant to
     Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

               Experts
               -------

               The consolidated financial statements and schedule of Artesian Resources Corporation as of December 31, 1995 and 1994 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of Artesian Resources Corporation issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

               The consolidated financial statements of Artesian Resources Corporation for the year ended December 31, 1993 incorporated in this registration statement by reference to the Annual Report on Form 10-K of Artesian Resources Corporation for the year ended December 31, 1995 have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     Item 4.   Description of Securities.
               -------------------------

               Not applicable.

     Item 5.   Interests of Named Experts and Counsel.
               --------------------------------------

               Not applicable.

     Item 6.   Indemnification of Directors and Officers.
               -----------------------------------------

              A. Section 145 of the Delaware General Corporation Law (Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

              B. As permitted by the Delaware General Corporation Law, Artesian Resources has included a provision in its Restated Certificate of Incorporation, as amended (Exhibit 4.1 hereto), that, subject to certain limitations, eliminates the ability of Artesian Resources and its stockholders to recover monetary damages from a director of Artesian Resources for breach of fiduciary duty as a director. Article VIII of Artesian Resources' By-Laws (Exhibit 4.2 hereto) provides for indemnification of Artesian Resources' directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

               C. Reference is made to Section 8 of the Underwriting Agreement (Exhibit 1 to Registration Statement on Form S-2) which provides for indemnification among Artesian Resources and the Underwriters.

               D. As authorized by Section 145 of the Delaware General Corporation Law and Article VIII of Artesian Resources' By-Laws, Artesian Resources maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Artesian Resources for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Artesian Resources.

     Item 7.   Exemption from Registration Claimed.
               ------------------------------------

               Not applicable.

     Item 8.   Exhibits.
               --------

              The following Exhibits are filed as part of this Registration
     Statement:

              4.1 Restated Certificate of Incorporation, as amended May 17, 1994 and as amended May 26, 1995. (1)(2)

              4.2  Bylaws.(3)

              5    Opinion of Morgan, Lewis & Bockius LLP.

              23.1 Consent of KPMG Peat Marwick LLP.

              23.2 Consent of Price Waterhouse LLP.

              23.3 Consent of Morgan, Lewis & Bockius LLP (contained in
                   Exhibit 5).

              24 Power of Attorney (contained on signature page of this Registration Statement).

              99.1 Amended and Restated Artesian Resources Corporation 1992 Non-
                   Qualified Stock Option Plan.(4)

              99.2 Artesian Resources Corporation Incentive Stock Option Plan.
                   (5)


- -----------------

              (1) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.
              (2) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.
              (3) Incorporated by reference to the exhibit filed with the Registrant's Current Report on Form 8-K filed April 27, 1993.
              (4) Incorporated by reference to Exhibit 10.2 to the Registrant's Amendment No. 1 to Registration Statement on Form S-2 (File No. 333-2776) dated May 3, 1996.
              (5) Incorporated by reference to the exhibit filed with the Registrants' Annual Report on Form 10-K for the year ended December 31, 1995.



     Item 9.   Undertakings.
               ------------

              (a)  The undersigned Registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware on June 5, 1996.

                              Artesian Resources Corporation


                              By: /s/ Dian C. Taylor
                                  -------------------------------------------
                                  Dian C. Taylor
                                  Chief Executive Officer and President

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dian C. Taylor, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Name                             Title                     Date
            ----                             -----                     ----

/s/ Dian C. Taylor            Chair of the Board, Chief            June 5, 1996
- ----------------------------  Executive Officer and President
Dian C. Taylor                (principal executive officer)


/s/ David B. Spacht           Vice President, Treasurer and        June 5, 1996
- ----------------------------  Chief Financial Officer (principal
David B. Spacht               financial officer and principal
                              accounting officer)


/s/ Kenneth R. Biederman      Director                             June 5, 1996
- ----------------------------
Kenneth R. Biederman

/s/ John R. Eisenbrey, Jr.    Director                             June 5, 1996
- ----------------------------
John R. Eisenbrey, Jr.

/s/ Ellis D. Taylor           Director                             June 5, 1996
- ----------------------------
Ellis D. Taylor

/s/ William C. Wyer           Director                             June 5, 1996
- ----------------------------
William C. Wyer

                         ARTESIAN RESOURCES CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------
   Exhibit No.
   -----------

   4.1 Restated Certificate of Incorporation, as amended May 17, 1994 and as amended May 26, 1995.

   4.2         Bylaws.

   5           Opinion of Morgan, Lewis & Bockius LLP.

   23.1        Consent of KPMG Peat Marwick LLP.

   23.2        Consent of Price Waterhouse LLP.

   23.3        Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

   24 Power of Attorney (contained on signature page of this Registration Statement).

   99.1 Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock Option Plan.

   99.2        Incentive Stock Option Plan.